                                   THE ISSUER HEREBY REQUESTS THAT THIS
                            REGISTRATION STATEMENT BECOME AUTOMATICALLY
                     EFFECTIVE UPON FILING, IN ACCORDANCE WITH RULE 462
                      UNDER REGULATION C OF THE SECURITIES ACT OF 1933.

                                                 REGISTRATION NO.
==========================================================================

                  SECURITIES AND EXCHANGE COMMISSION

                        WASHINGTON, D. C. 20549

                           -----------------

                               FORM S-8

                        REGISTRATION STATEMENT

                                 UNDER

                      THE SECURITIES ACT OF 1933

                           -----------------

                   THE MAY DEPARTMENT STORES COMPANY

          (EXACT NAME OF ISSUER AS SPECIFIED IN ITS CHARTER)

          NEW YORK                           43-0398035
  (STATE OF INCORPORATION)                (I.R.S. EMPLOYER
                                          IDENTIFICATION NO.)

 611 OLIVE STREET, ST. LOUIS, MISSOURI            63101
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)       (ZIP CODE)

                   THE MAY DEPARTMENT STORES COMPANY

                          PROFIT SHARING PLAN

                         (FULL TITLE OF PLAN)

                           -----------------

                       RICHARD A. BRICKSON, ESQ.
                         SECRETARY AND COUNSEL
                   THE MAY DEPARTMENT STORES COMPANY
                           611 OLIVE STREET
                       ST. LOUIS, MISSOURI 63101
                            (314) 342-6300
       (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)

                           -----------------

                                                  CALCULATION OF REGISTRATION FEE

==================================================================================================================================

                                                                      PROPOSED MAXIMUM        PROPOSED MAXIMUM       AMOUNT OF
               TITLE OF SECURITIES                 AMOUNT TO BE        OFFERING PRICE        AGGREGATE OFFERING    REGISTRATION
                TO BE REGISTERED                    REGISTERED           PER SHARE*                PRICE*               FEE

- ----------------------------------------------------------------------------------------------------------------------------------

Common Stock of The May
Department Stores Company,                           2,266,288
$.50 par value...................................     shares               $39.5625             $89,660,019.        $28,018.76

==================================================================================================================================

  In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to The May Department
Stores Company Profit Sharing Plan.

[FN]
  *The proposed maximum offering price and maximum aggregate offering price are estimated for the sole purpose of calculating the amount of the registration fee. The fee has been calculated in accordance with Rule 457(h) under the Securities Act of 1933. Accordingly, the maximum offering price per share is based on the average of the high and low prices per share of the Issuer's Common Stock on the New York Stock Exchange on January 5, 1994.

========================================================================

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

The following documents filed with the Securities and Exchange
Commission (the "Commission") are hereby incorporated by reference:

(a) Annual Report on Form 10-K filed by The May Department Stores
    Company ("May") for the fiscal year ended January 30, 1993.

(b) Annual Report on Form 11-K filed by The May Department Stores
    Company Profit Sharing Plan ("Plan") for the Plan Year ended
    December 31, 1992.

(c) May's Quarterly Reports on Form 10-Q for the quarters ended May 1, 1993, July 31, 1993 and October 30, 1993.

(d) May's Current Report on Form 8-K dated April 22, 1993.

All reports and other documents filed subsequent to the date of this Registration Statement, pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents.

ITEM 4. DESCRIPTION OF SECURITIES.

Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Article 7 of the New York Business Corporation Law ("NYBCL") and a provision of the Registrant's By-Laws provide for indemnification of directors and officers under certain conditions including the possibility of indemnification against liabilities under the Securities Act of 1933 (the "Act"). In addition, the Registrant has entered into indemnification agreements with each director and certain executive officers of the Registrant. Each indemnification agreement provides, among other things, (i) for indemnification to the fullest extent permitted by law against all expenses, judgments, fines, penalties incurred in connection with, and amounts paid in settlement of, any claim against the indemnified party, provided it is determined pursuant to the agreement that the indemnitee is entitled to be indemnified under the applicable standard of conduct under the NYBCL; (ii) for advancement of expenses to the indemnitee in connection with the indemnitee's defense of any threatened or pending claim, provided that if it is determined pursuant to the agreement that the indemnitee would not be permitted to be indemnified under applicable law, the Registrant shall be entitled to be reimbursed by the indemnitee for all such amounts previously paid; (iii) for the creation of a trust for the benefit of the indemnitee in the event of a potential change in control of the Registrant which shall be funded from time to time at the request of the indemnitee in an amount sufficient to satisfy the Registrant's indemnification obligations under the agreement; and (iv) that no legal action be brought and no cause of action be asserted by or on behalf of the Registrant against the indemnitee after the expiration of the earlier of the applicable statute of limitations or two years from the date of accrual of such cause of action. Similar indemnification agreements may be entered into from time to time with additional officers of the Registrant.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

Not applicable.

ITEM 8. EXHIBITS.

The following Exhibits are filed as a part of this Registration
Statement:

 4.1 - Restated Certificate of Incorporation of the Registrant, as amended (incorporated herein by reference to Exhibit 3(a) to the Registrant's Annual Report on Form 10-K for the fiscal year ended January 30, 1993).

 4.2 - By-laws of the Registrant (incorporated herein by reference to Exhibit 3(b) to the Registrant's Annual Report on Form 10-K for the fiscal year ended January 30, 1993).

 4.3 - Form of Rights Agreement, dated as of February 21, 1986, between the Registrant and Centerre Trust Company of St. Louis, as Rights Agent (incorporated herein by reference to Exhibit 1 to the Registrant's Current Report on Form 8-K dated March 3, 1986).

 4.4 - Form of Rights Agreement, as Amended and Restated May 2, 1988, between the Registrant and Centerre Trust Company of St. Louis, as Rights Agent (incorporated herein by reference to Exhibit 4.3(a) to the Registrant's Post-Effective Amendment No. 3 to Form S-8 Registration Statement (file number 33-11073) dated September 30, 1988).

 4.5 - Form of Amendment to Rights Agreement (at Exhibit 4.4) dated May 11, 1993, between the Registrant and The Bank of New York as Rights Agent.

 5.1 - Internal Revenue Service Determination Letter dated February 1, 1990 determining that The May Department Stores Company Profit Sharing Plan is qualified under Section 401(a) of the Internal Revenue Code (incorporated herein by reference to Exhibit 5.1 to the Registrant's Registration Statement on Form S-8 (file number 33-38104) dated December 10, 1990.

23     - Consent of Arthur Andersen & Co.

24     - Powers of Attorney.

ITEM 9. UNDERTAKINGS.

(1) The undersigned issuer hereby undertakes to deliver or cause to be delivered with the prospectus to each employee to whom the prospectus is sent or given, a copy of the issuer's annual report to shareowners for its latest fiscal year, unless such employee otherwise has received a copy of such report, in which case the issuer shall state in the prospectus that it will promptly furnish, without charge, a copy of such report on the written request of the employee. If the latest fiscal year of the issuer has ended within 120 days prior to the use of the prospectus, the annual report of the issuer for the preceding fiscal year may be so delivered, but within such 120 day period the annual report for the latest fiscal year will be furnished to each such employee.

(2) The undersigned issuer hereby undertakes to transmit or cause to be transmitted to all employees participating in the Plan, who do not otherwise receive such material as stockholders of the issuer, at the time and in the manner such material is sent to its shareowners, copies of all reports, proxy statements and other communications distributed to its shareowners generally.

(3) Where interests in a plan are registered herewith, the undersigned issuer and plan hereby undertake to transmit or cause to be transmitted promptly, without charge, to any participant in the plan who makes a written request, a copy of the then latest annual report of the plan filed pursuant to Section 15(d) of the Securities Exchange Act of 1934 (Form 11-K). If such report is filed separately on Form 11-K, such form shall be delivered upon written request. If such report is filed as a part of the issuer's annual report on Form 10-K, that entire report (excluding exhibits) shall be delivered upon written request. If such report is filed as a part of the issuer's annual report to shareowners delivered pursuant to paragraph (1) or (2) of this undertaking additional delivery shall not be required.

(4) The undersigned issuer hereby undertakes: (i) that for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment and each filing of the issuer's annual report pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (or, where applicable, each filing of the plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; (ii) that all such new registration statements will comply with the applicable forms, rules and regulations of the Commission in effect at the time such post-effective amendments or annual reports are filed; and (iii) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the plan.

(5) The undersigned issuer hereby undertakes to file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this registration statement:

  (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

  (ii) to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and

  (iii) to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that the undertakings set forth in paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the issuer pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

(6) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be provided to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by the controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(7) Insofar as The May Department Stores Company Profit Sharing Plan has been amended since receipt of the Determination Letter which is incorporated by reference as Exhibit 5.1 of this Registration Statement, the Registrant undertakes to submit the Plan as amended to the Internal Revenue Service in a timely manner and to make such changes, if any, required by the Internal Revenue Service in order to maintain the qualification of the Plan.

                              SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on a Form S-8, undertakes to comply with the requirements of Part II of Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Louis and State of Missouri, on the 7th day of January, 1994.

The May Department Stores Company

by                  *
   -------------------------------------
              Jerome T. Loeb,
   President and Chief Financial Officer

*By               RICHARD A. BRICKSON
   --------------------------------------------------- Attorney-in-fact
                   Richard A. Brickson

Pursuant to the requirements of the Securities Act of 1933, this Form S-8 Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


                           SIGNATURE                                            TITLE                            DATE
- ----------------------------------------------------------------------------------------------------- --------------------------

PRINCIPAL EXECUTIVE OFFICER:

                               *                                Director, Chairman of the Board and
- ----------------------------------------------------------------Chief Executive Officer
                        David C. Farrell

PRINCIPAL FINANCIAL OFFICER AND
PRINCIPAL ACCOUNTING OFFICER:

                               *                                Director, President and Chief
- ----------------------------------------------------------------Financial Officer
                         Jerome T. Loeb

                               *                                Director and Vice Chairman
- -----------------------------------------------------------------
                       Richard L. Battram

                               *                                Director and Deputy Chairman              January 7, 1994
- -----------------------------------------------------------------
                         Thomas A. Hays

                               *                                Director
- -----------------------------------------------------------------
                        Edward H. Meyer

                               *                                Director
- -----------------------------------------------------------------
                       Russell E. Palmer

                               *                                Director
- -----------------------------------------------------------------
                       Michael R. Quinlan

                               *                                Director
- -----------------------------------------------------------------
                       William P. Stiritz

                               *                                Director
- -----------------------------------------------------------------
                        Robert D. Storey

                                    II-4

                           SIGNATURE                                            TITLE                            DATE
- ----------------------------------------------------------------------------------------------------- --------------------------


                               *                                Director                                  January 7, 1994
- -----------------------------------------------------------------
                      Murray L. Weidenbaum


*By                        RICHARD A. BRICKSON
   -------------------------------------------------------------- Attorney-in-fact
                            Richard A. Brickson


Pursuant to the requirements of the Securities Act of 1933, The May Department Stores Company Profit Sharing Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Louis and State of Missouri, on the 7th day of January, 1994.

The May Department Stores Company Profit Sharing Plan

by         RICHARD A. BRICKSON
  --------------------------------------
       Richard A. Brickson, Member,
        Administrative Subcommittee

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

                           SIGNATURE                                            TITLE                            DATE
- ----------------------------------------------------------------------------------------------------- --------------------------

                        DONALD N. BAXTER                        Member, Administrative Subcommittee
- -----------------------------------------------------------------
                        Donald N. Baxter

                      RICHARD A. BRICKSON                       Member, Administrative Subcommittee        January 7, 1994
- -----------------------------------------------------------------
                      Richard A. Brickson

                         JAN R. KNIFFEN                         Member, Administrative Subcommittee
- -----------------------------------------------------------------
                         Jan R. Kniffen


                                                         INDEX TO EXHIBITS


 EXHIBIT
 NUMBER                                                      EXHIBIT
 ------          -----------------------------------------------------------------------------------------------


   4.1           -Restated Certificate of Incorporation of the Registrant, as amended (incorporated herein by reference to Exhibit 3(a) to the Registrant's Annual Report on Form 10-K for the fiscal year ended January 30, 1993).

   4.2           -By-laws of the Registrant (incorporated herein by reference to Exhibit 3(b) to the
                  Registrant's Annual Report on Form 10-K for the fiscal year ended January 30, 1993).

   4.3           -Form of Rights Agreement, dated as of February 21, 1986, between the Registrant and Centerre
                  Trust Company of St. Louis, as Rights Agent (incorporated herein by reference to Exhibit 1 to the Registrant's Current Report on Form 8-K dated March 3, 1986).

   4.4           -Form of Rights Agreement, as Amended and Restated May 2, 1988, between the Registrant and
                  Centerre Trust Company of St. Louis, as Rights Agent (incorporated herein by reference to
                  Exhibit 4.3(a) to the Registrant's Post-Effective Amendment No. 3 to Form S-8 Registration
                  Statement (file number 33-11073) dated September 30, 1988).

   4.5           -Form of Amendment to Rights Agreement (at Exhibit 4.4) dated May 11, 1993, between the
                  Registrant and The Bank of New York as Rights Agent.

   5.1           -Internal Revenue Service Determination Letter dated February 1, 1990 determining that The May
                  Department Stores Company Profit Sharing Plan is qualified under Section 401(a) of the
                  Internal Revenue Code (incorporated herein by reference to Exhibit 5.1 to the Registrant's
                  Registration Statement on Form S-8 (file number 33-38104) dated December 10, 1990.

  23             -Consent of Arthur Andersen & Co.

  24             -Powers of Attorney.
